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                                                                   Exhibit 23(b)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) and Post-Effective Amendment No.1 to Registration Statements (Form S-8 File No. 33-61121, 333-45631, 333-101533, and 333-101534) pertaining to the registration of up to 19,662,645 shares of Common Stock, par value $1.00 per share, of Arrow Electronics, Inc. pursuant to the provisions of the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, of our report dated February 13, 2004, except for Note 19, as to which the date is February 25, 2004, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                      /s/Ernst & Young LLP
                                                      New York, New York
                                                      August 20, 2004